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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): June 26, 1998 (June 11, 1998)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                         0-23639                 62-1710772
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                          Identification
                                                                    Number)


  105 Westwood Place
  Suite 400
  Brentwood, Tennessee                                          37027
  (Address of principal executive offices)                      (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 11, 1998, Province Healthcare Company (the "Company") completed the acquisition of substantially all of the assets used in the conduct and operation of the business of Elko General Hospital in Elko, Nevada from the County of Elko, a political subdivision of the State of Nevada. The purchase price was approximately $21.7 million.

         Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets of Elko General Hospital. These assets included the 50-bed general acute care hospital facility, the real property on which the facility is located and related facilities. The aggregate purchase price of $21.7 million included both cash and assumed debt components.

         In order to finance the acquisition, the Company borrowed $22.0 million pursuant to the terms of its Revolving Credit Facility with a syndicate of banks led by First Union National Bank of Charlotte, N.C., as Agent.

         The Company plans to continue operating the assets acquired in the acquisition as a 50-bed general acute care hospital. The Asset Purchase Agreement also requires the Company to construct a new 75-bed general acute care replacement hospital at a cost of not less than $30 million. The Company expects to complete the replacement hospital within the next 36 months.

         As a result of the acquisition, the Company now owns ten hospitals in six states with a total of 739 licensed beds. The Company also has management agreements for 50 hospitals in 19 states for a total of 3,422 beds.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  The Company anticipates that the audited financial statements of Elko General Hospital as of and for the year ended June 30, 1997 will be filed within 60 days of June 26, 1998.

         (b)      Pro Forma Financial Information.

                  The required pro forma financial statements, giving effect to the asset purchase as if it had occurred on March 31, 1998, as to the balance sheet and on January 1, 1997, as to the income statement, will be filed within 60 days of June 26, 1998.

         (c)      Exhibits:

                  2.1 Asset Purchase Agreement, dated June 8, 1998, between the Company and the County of Elko, is hereby incorporated by reference to the Company's Registration Statement on Form S-1, filed June 12, 1998, Registration No. 333-56663.

                  20.1 Copy of the press release, dated June 12, 1998, relating to the completion of the Elko General Hospital acquisition.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PROVINCE HEALTHCARE COMPANY


                                        By: /s/ BRENDA B. RECTOR
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                                                Brenda B. Rector
                                                Vice President and Controller

Date:  June 26, 1998